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                                                                       Exhibit 12.1 - Statement Regarding
                                                                       Computation of Ratio of Consolidated
                                                                       Earnings to Fixed Charges


                           American Equity Investment Life Holding Company
                           Ratio of Consolidated Earnings to Fixed Charges
                                        (Dollars in thousands)
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                                                     Three Months
                                                        Ended                            Year Ended December 31
                                                                          ----------------------------------------------------
                                                    March 31, 2002          2001        2000         1999         1998          1997
                                                    -------------         ----------------------------------------------------

Consolidated income (loss) before taxes,
 minority interest in earnings of
 subsidiaries and cumulative effect
 adjustment                                                6,730         9,453       14,618        3,095        1,004       (4,760)

Interest credited to account balances                     36,222        97,923       56,529       41,727       15,838        2,129

Interest expense on notes payable                            557         2,881        2,339          896          789          980

Interest expense on amounts due under
 repurchase agreements                                        -          1,123        3,267        3,491        1,529          292

Interest expense on amount due to reinsurer                  117           381           -           -             -            -

Interest expense on General Agency
 Commission and Servicing Agreement                        1,050         5,716        5,958        3,861        1,652          183

Interest portion of rental expense                            52           171          192          151          117          115
                                                         --------    ---------    ---------    ---------      --------      -------
Consolidated earnings (loss)                              44,728       117,648       82,903       53,221       20,929       (1,061)
                                                         ========    =========    =========    =========      ========      =======
Interest credited to account balances                     36,222        97,923       56,529       41,727       15,838        2,129

Interest expense on notes payable                            557         2,881        2,339          896          789          980

Interest expense on amounts due under
 repurchase agreements                                        -          1,123        3,267        3,491        1,529          292

Interest expense on amount due to reinsurer                  117           381           -           -             -            -

Interest expense on General Agency
 Commission and Servicing Agreement                        1,050         5,716        5,958        3,861        1,652          183

Interest portion of rental expense                            52           171          192          151          117          115
                                                         --------    ---------    ---------    ---------      --------      -------
Combined fixed charges                                    37,998       108,195       68,285       50,126       19,925        3,699
                                                         ========    =========    =========    =========      ========      =======

Ratio of consolidated earnings to
  fixed charges:
  Historical                                                 1.2           1.1          1.2          1.1          1.1          (a)
                                                         ========    =========    =========    =========      ========      =======
  Pro Forma                                                  1.1           1.0           -            -            -           -
                                                         ========    =========    =========    =========      ========      =======
(a) The deficiency for 1997 is $4,760,000.
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